Exhibit 10.55

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT dated as of November 9, 2020 (this “Agreement”) between IIOT-OXYS, Inc., a Nevada corporation (the “Company”) and Clifford L. Emmons, an individual residing in Massachusetts. The Company and Mr. Emmons each a “Party” and, together, the “Parties.”

BACKGROUND

On February 27, 2019, the Company entered into a Consulting Agreement (the “Emmons Agreement”), as amended, with Clifford L. Emmons, the Company’s CEO (“Mr. Emmons”), a copy of which is attached hereto, pursuant to which the Company agreed to issue to Mr. Emmons an award of an aggregate of 3,060,000 unvested shares of the Company’s Common Stock which vest based on the following schedule: 560,000 shares on June 4, 2019, 1,000,000 shares on June 4, 2020, and 1,500,000 shares on June 4, 2021.

The 1,560,000 shares of Common Stock which have vested as of the date hereof have yet to be issued to Mr. Emmons and Mr. Emmons is willing to relinquish his rights to 780,000 of the unissued, vested shares (the “Vested Shares”) in exchange for preferred stock; and

The Parties hereto desire to enter into this Agreement, pursuant to which Mr. Emmons will exchange his rights to the Vested Shares in exchange for the issuance of 7,800 shares of Series A Supervoting Preferred Stock (the “Exchange Shares”).

In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

THE SHARES AND THE EXCHANGE SHARES

1.1               The Shares. The Exchange Shares shall be issued to Mr. Emmons, pursuant to Article II hereof.

ARTICLE II

SHARE EXCHANGE

2.1               Share Exchange. Upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to Mr. Emmons, the Exchange Shares, and in exchange therefor at the Share Exchange Closing (as defined below), Mr. Emmons shall no longer have the rights to the Vested Shares and the Vested Shares shall not be issued to Mr. Emmons.

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2.2               Share Exchange Closing.

(a)                The Company will deliver the Exchange Shares in uncertificated form registered in the name of Mr. Emmons, and Mr. Emmons shall no longer have the rights to the Vested Shares and the Vested Shares shall not be issued to Mr. Emmons. The time and date of such deliveries shall be on a date and at a place to be specified by the Parties (the “Share Exchange Closing”).

(b)                The documents to be delivered at the Share Exchange Closing by or on behalf of the parties hereto pursuant to this Article II and any additional documents requested by the Company pursuant to Section 6.1, will be delivered at the Share Exchange Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Mr. Emmons as of the date hereof that:

3.1               Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

3.2               Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Company, and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with their terms.

3.3               Board Approvals. The transactions contemplated by this Agreement, including without limitation the issuance of the Exchange Shares and the compliance with the terms of this Agreement, have been unanimously adopted, approved and declared advisable unanimously by the Board of Directors of the Company (with Mr. Emmons abstaining)

3.4               Valid Issuance of Preferred Stock. The Exchange Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the Exchange Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights. The voting rights provided for in the terms of the Exchange Shares are validly authorized and shall not be subject to restriction or limitation in any respect.

3.5               Non-Contravention. The execution, delivery and performance of this Agreement, and the consummation by the Company of the transactions contemplated hereby, will not conflict with, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any provision of the Articles of Incorporation or Bylaws of the Company or the articles of incorporation, charter, bylaws or other governing instrument of any subsidiary of the Company.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MR. EMMONS

Mr. Emmons represents and warrants to the Company as of the date hereof that:

4.1               Purchase for Own Account. Mr. Emmons is acquiring the Exchange Shares for his own account and not with a view to the distribution thereof in violation of the Securities Act.

4.2               Private Placement. Mr. Emmons understands that (i) the Exchange Shares have not been registered under the Securities Act or any state securities laws, by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Exchange Shares may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder. Mr. Emmons represents that he is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act).

4.3               Legend. The certificate representing the Exchange Shares will bear a legend to the following effect unless the Company determines otherwise in compliance with applicable law:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

ARTICLE V

CONDITIONS TO SHARE EXCHANGE CLOSING

5.1               Conditions to Each Party’s Obligation to Effect the Exchange. The respective obligations of the Parties hereunder to effect the exchange shall be subject to the following condition:

(a)                No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the exchange shall be in effect.

ARTICLE VI

MISCELLANEOUS

6.1               Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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6.2               Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and Mr. Emmons. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.3               Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.

6.4               Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

6.5               Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Massachusetts applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles. The Parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Massachusetts. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.6               Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7               Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

6.8               Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

6.9               Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

6.10           Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

6.11           Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

IIOT-OXYS, INC.

By:	/s/ Karen McNemar
Name:	Karen McNemar
Title:	Chief Operating Officer

By:	/s/ Clifford L. Emmons
Name:	Clifford L. Emmons, an Individual

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